Exhibit 99.1

FOR IMMEDIATE RELEASE	Misty Albrecht
October 22, 2018	Business First Bank
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q3 2018

Baton Rouge, LA – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of Business First Bank, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended September 30, 2018, including record quarterly net income of $3.9 million, or $0.33 per diluted share, which reflected increases of $2.2 million and $0.10, respectively, from the quarter ended September 30, 2017. Core net income, which excludes noncore income and expenses, was $4.4 million, or $0.37 per diluted share, which reflected increases of $3.0 million and $0.17, respectively, from the quarter ended September 30, 2017.

“Our third quarter results demonstrate on a number of fronts the value our company continues to build,” said Jude Melville, President and CEO. “I am extremely proud of our team’s ability to produce annualized quarterly loan growth of 20 percent while expanding net interest margin, improving credit quality and successfully converting our recent acquisition of MBL Bank.”

“Although healthy competition for deposit accounts is anticipated to pressure net interest margin and spread for the foreseeable future, our team views the current environment as an opportunity to strengthen and grow client relationships by offering responsive service and a robust product set.”

On October 18, 2018, Business First’s Board of Directors declared a quarterly dividend based upon financial performance for the quarter in the amount of $0.08 per share to the common shareholders of record as of November 15, 2018, consistent with the prior quarter. The dividend will be paid on November 30, 2018, or as soon thereafter as practicable.

Quarterly Highlights

●

Strong Loan Growth and Improved Credit Quality. Total loans held for investment at September 30, 2018, were $1.3 billion, an increase of $63.9 million compared to the quarter ended June 30, 2018, and $322.7 compared to the quarter ended December 31, 2017. Net organic loan growth was $63.9 million, or 20.7% annualized, for the quarter ended September 30, 2018. Year-to-date net organic loan growth was $130.5 million, or 14.9% annualized as of September 30, 2018. The ratio of nonperforming loans to total loans held for investment was 0.89% as of September 30, 2018, compared to 1.14% and 1.30%, respectively, as of June 30, 2018, and December 31, 2017.

●

Higher Net Income and Shareholder Return. Net income for the quarter was $3.9 million, an increase of $2.2 million, or 131.9%, from the quarter ended September 30, 2017. Net interest income was $15.6 million, an increase of $5.1 million, or 48.4%, from the quarter ended September 30, 2017. Diluted earnings per share were $0.33, return on average assets was 0.94%, and return on average equity was 7.37%, compared to $0.23, 0.57% and 5.61%, respectively, from the quarter ended September 30, 2017. Core net income, which excludes noncore income and expenses, was $4.4 million, increased $3.0 million from the quarter ended September 30, 2017, which resulted in core earnings per diluted share of $0.37, an 85.0% increase compared to $0.20 for the quarter ended September 30, 2017. As adjusted, core return on average assets was 1.06% and core return on average equity was 8.37%, compared to 0.50% and 4.91%, respectively, for the quarter ended September 30, 2017.

●

Net Interest Margin Expansion. Net interest margin and net interest spread were 4.05% and 3.70%, respectively, compared to 3.98% and 3.70% for the quarter ended June 30, 2018, and 3.82% and 3.56%, respectively, for the quarter ended September 30, 2017.

●	MBL Bank Conversion. Successfully completed the MBL Bank system conversion in July without disruption to business operations or customers.

●	Strategic Banking Center Closure. In September, Business First closed a banking center in Baton Rouge, Louisiana, to increase future operating efficiencies.

Financial Condition

As of September 30, 2018, Business First had total assets of $1.7 billion, total loans of $1.3 billion, total deposits of $1.4 billion, and total shareholders’ equity of $213.0 million, compared to $1.6 billion, $1.2 billion, $1.3 billion, and $210.6 million, respectively, as of June 30, 2018.

Nonperforming loans as a percent of total loans held for investment decreased from 1.14% as of June 30, 2018, to 0.89% as of September 30, 2018. Nonperforming assets as a percent of total assets decreased from 0.93% as of June 30, 2018, to 0.80% as of September 30, 2018. The decreases were mainly attributed to improved credit quality.

Book value per common share was $18.46 at September 30, 2018, compared to $18.26 at June 30, 2018. Tangible book value per common share was $15.30 at September 30, 2018, compared to $15.07 at June 30, 2018.

Results of Operations

For the quarter ended September 30, 2018, net income was $3.9 million, or $0.34 per basic share and $0.33 per diluted share, compared to net income of $1.7 million, or $0.24 per basic share and $0.23 per diluted share, for the quarter ended September 30, 2017. Return on average assets, on an annualized basis, increased to 0.94% for the quarter ended September 30, 2018, from 0.57% for the quarter ended September 30, 2017. Return on average equity, on an annualized basis, increased to 7.37% for the quarter ended September 30, 2018, as compared to 5.61% for the quarter ended September 30, 2017. The increase in net income for the quarter ended September 30, 2018, compared to the same period in 2017, can primarily be attributed to the acquisition of Minden Bancorp, Inc., growth of the loan portfolio, and the enactment of the Tax Cuts and Jobs Act which lowered the effective corporate tax rate. In comparison to the quarter ended June 30, 2018, basic and diluted earnings per share remained constant, return on average assets increased, and return on average equity decreased.

Notable noncore events impacting earnings included the incurrence of $509,000 in noninterest expenses related to acquisition-related activities and $139,000 related to losses associated with the closure of a banking center for the quarter ended September 30, 2018, and the sale of a participation interest in an impaired credit acquired from American Gateway in 2015, which resulted in a $317,000 increase in interest income for the quarter ended September 30, 2017. Core net income, which excludes noncore income and expenses, for the quarter ended September 30, 2018, was $4.4 million, or $0.37 per diluted share, compared to core net income of $1.5 million, or $0.20 per diluted share, in the quarter ended September 30, 2017. As adjusted, core return on average assets and core return on average equity, in each case on an annualized basis, were 1.06% and 8.37%, respectively, for the quarter ended September 30, 2018, compared to 0.50% and 4.91%, respectively, for the quarter ended September 30, 2017. As adjusted, in comparison to the quarter ended June 30, 2018, basic and diluted earnings per share remained constant, return on average assets increased, and return on average equity decreased.

For the quarter ended September 30, 2018, net interest income totaled $15.6 million, and net interest margin and net interest spread were 4.05% and 3.70%, respectively, compared to $15.0 million, 3.98%, and 3.70% for the quarter ended June 30, 2018, and $10.5 million, 3.82%, and 3.56%, respectively, for the quarter ended September 30, 2017. Net interest margin and net interest spread (excluding loan discount accretion of $268,000) were 3.98% and 3.63%, respectively, for the quarter ended September 30, 2018, compared to 3.89% and 3.61% (excluding loan discount accretion of $342,000) for the quarter ended June 30, 2018, and 3.66% and 3.40% (excluding loan discount accretion of $441,000), respectively, for the quarter ended September 30, 2017. The average yield on the loan portfolio was 5.65% for the quarter ended September 30, 2018, compared to 5.46% for the quarter ended June 30, 2018, and 5.08% for the quarter ended September 30, 2017, and the average yield on total interest-earning assets was 5.01% for the quarter ended September 30, 2018, compared to 4.81% for the quarter ended June 30, 2017, and 4.50% for the quarter ended September 30, 2017.

Certain metrics discussed above were impacted during the quarter ended September 30, 2017, by the sale of a participation interest in an impaired credit acquired from American Gateway in 2015. Excluding the effect of this transaction, for the quarter ended September 30, 2017, net interest income was $10.2 million, net interest margin and net interest spread were 3.70% and 3.45%, respectively, and average yield on the loan portfolio and on total interest-earning assets were 4.94% and 4.39%, respectively.

For the quarter ended September 30, 2018, overall cost of funds (which includes noninterest-bearing deposits) increased by 15 basis points compared to the quarter ended June 30, 2018, and 31 basis points compared to the quarter ended September 30, 2017. Due to the continued impact of new loan growth and competitive deposit pricing, management continues to anticipate, and actively manage, pressure on net interest margin and net interest spread.

During the quarter ended September 30, 2018, Business First recorded a provision for loan losses of $503,000, compared to $247,000 for the quarter ended September 30, 2017. The higher provision for the quarter ended September 30, 2018, compared to the same period in 2017 was generally attributable to overall loan growth and partially offset by increased credit quality.

Banking Centers

As of September 30, 2018, Business First operated out of 17 full-service banking centers in markets across Louisiana and in Dallas, Texas.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (referenced as “core”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, impaired loan sales, and acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments,etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary Business First Bank, operates in 17 banking centers in markets across Louisiana and in Dallas, Texas. Business First Bank provides commercial and personal banking, treasury management, and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission, or SEC, free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017

Assets

Cash and Due from Banks	$45,941	$45,861	$37,627	$107,591	$36,210
Federal Funds Sold	5,934	32,522	11,730	8,820	2,971
Securities Available for Sale, at Fair Values	243,585	252,139	262,988	179,148	186,149
Mortgage Loans Held for Sale	280	-	147	201	332
Loans and Lease Receivable	1,297,959	1,234,031	1,191,450	975,284	937,776
Allowance for Loan Losses	(10,273)	(9,756)	(9,647)	(8,765)	(9,241)
Net Loans and Lease Receivable	1,287,686	1,224,275	1,181,803	966,519	928,535
Premises and Equipment, Net	10,022	10,537	10,424	8,780	8,974
Accrued Interest Receivable	5,188	5,268	4,700	4,110	3,518
Other Equity Securities	10,339	10,064	9,381	8,627	8,595
Other Real Estate Owned	1,824	1,273	1,282	227	267
Cash Value of Life Insurance	24,442	24,275	24,109	23,200	23,039
Deferred Taxes, Net	4,359	3,888	4,155	3,005	4,627
Goodwill	32,427	32,552	32,816	6,824	6,824
Core Deposit Intangible	4,103	4,234	4,366	2,003	2,072
Other Assets	2,065	2,319	2,185	2,201	1,718

Total Assets	$1,678,195	$1,649,207	$1,587,713	$1,321,256	$1,213,831

Liabilities

Deposits:
Noninterest Bearing	$311,170	$305,314	$297,845	$264,646	$268,520
Interest Bearing	1,042,901	1,024,179	1,009,893	790,887	746,574
Total Deposits	1,354,071	1,329,493	1,307,738	1,055,533	1,015,094

Securities Sold Under Agreements to Repurchase	14,310	13,604	15,434	1,939	2,926
Short-Term Borrowings	862	862	862	862	862
Long-Term Borrowings	2,400	2,700	2,700	2,700	2,700
Federal Home Loan Bank Borrowings	85,000	85,000	75,000	75,000	65,474
Accrued Interest Payable	1,336	1,197	1,104	890	902
Other Liabilities	7,255	5,722	4,881	4,397	5,814

Total Liabilities	1,465,234	1,438,578	1,407,719	1,141,321	1,093,772

Shareholders' Equity

Common Stock	11,534	11,533	10,272	10,232	6,933
Additional Paid-In Capital	171,345	171,193	144,441	144,172	85,136
Retained Earnings	35,460	32,483	29,666	27,175	28,380
Accumulated Other Comprehensive Loss	(5,378)	(4,580)	(4,385)	(1,644)	(390)

Total Shareholders' Equity	212,961	210,629	179,994	179,935	120,059

Total Liabilities and Shareholders' Equity	$1,678,195	$1,649,207	$1,587,713	$1,321,256	$1,213,831

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017	2018	2017

Interest Income:
Interest and Fees on Loans	$17,777	$16,549	$15,676	$12,544	$11,433	$50,002	$34,972
Interest and Dividends on Securities	1,386	1,414	1,423	957	953	4,223	2,872
Interest on Federal Funds Sold and Due From Banks	162	128	127	171	38	417	85
Total Interest Income	19,325	18,091	17,226	13,672	12,424	54,642	37,929

Interest Expense:
Interest on Deposits	3,127	2,555	2,298	1,814	1,665	7,980	4,514
Interest on Borrowings	562	560	428	269	226	1,550	632
Total Interest Expense	3,689	3,115	2,726	2,083	1,891	9,530	5,146

Net Interest Income	15,636	14,976	14,500	11,589	10,533	45,112	32,783

Provision for Loan Losses	503	474	474	2,330	247	1,451	1,907

Net Interest Income After Provision for Loan Losses	15,133	14,502	14,026	9,259	10,286	43,661	30,876

Other Income:
Service Charges on Deposit Accounts	695	636	610	530	542	1,941	1,579
Gain (Loss) on Sales of Securities	-	-	-	-	31	-	31
Other Income	852	1,370	1,125	943	668	3,347	2,535
Total Other Income	1,547	2,006	1,735	1,473	1,241	5,288	4,145

Other Expenses:
Salaries and Employee Benefits	7,190	6,524	6,704	5,542	5,559	20,418	15,940
Occupancy and Equipment Expense	1,522	1,402	1,418	1,322	1,139	4,342	3,498
Other Expenses	3,158	4,099	3,822	2,844	2,516	11,079	7,656
Total Other Expenses	11,870	12,025	11,944	9,708	9,214	35,839	27,094

Income Before Income Taxes	4,810	4,483	3,817	1,024	2,313	13,110	7,927

Provision for Income Taxes	910	845	709	1,886	631	2,464	2,217

Net Income	$3,900	$3,638	$3,108	$(862)	$1,682	$10,646	$5,710

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017

Balance Sheet Ratios

Gross Loans (HFI) to Deposits	95.88%	92.82%	91.12%	92.42%	92.42%
Shareholders' Equity to Assets Ratio	12.69%	12.77%	11.34%	13.62%	9.89%
Tangible Common Equity to Tangible Assets	10.75%	10.78%	9.21%	13.04%	9.23%

Loans Receivable Held for Investment

Commercial	$317,889	$298,967	$290,427	$254,427	$261,478
Real Estate:
Construction and Land	196,404	204,099	191,220	143,535	121,377
Farmland	26,882	15,173	14,498	10,480	10,469
1-4 Family Residential	234,690	224,986	218,623	157,505	145,911
Multifamily Residential	22,109	22,511	25,884	20,717	19,750
Nonfarm Nonresidential	432,306	399,166	390,478	337,699	331,053
Total Real Estate	912,391	865,935	840,703	669,936	628,560
Consumer	67,679	69,129	60,320	50,921	47,738
Total Loans	$1,297,959	$1,234,031	$1,191,450	$975,284	$937,776

Allowance for Loan Losses

Balance, Beginning of Period	$9,756	$9,647	$8,765	$9,241	$9,177
Charge-Offs-Quarterly	(33)	(397)	(23)	(2,845)	(217)
Recoveries-Quarterly	47	32	431	39	34
Provision for Loan Losses - Quarterly	503	474	474	2,330	247
Balance, End of Period	$10,273	$9,756	$9,647	$8,765	$9,241

Allowance for Loan Losses to Total Loans (HFI)	0.79%	0.79%	0.81%	0.90%	0.99%
Net Charge-Offs (Recoveries) to Average Total Loans	0.00%	0.03%	-0.03%	0.29%	0.02%

Nonperforming Assets

Nonperforming Loans
Nonaccrual Loans	$11,341	$13,884	$15,030	$12,535	$13,269
Loans Past Due 90 Days or More	256	130	114	132	194
Total Nonperforming Loans	11,597	14,014	15,144	12,667	13,463
Other Nonperforming Assets
Other Real Estate Owned	1,824	1,273	1,282	227	267
Other Nonperforming Assets	11	36	13	-	-
Total Other Nonperforming Assets	1,835	1,309	1,295	227	267
Total Nonperforming Assets	$13,432	$15,323	$16,439	$12,894	$13,730

Nonperforming Loans to Total Loans	0.89%	1.14%	1.27%	1.30%	1.44%
Nonperforming Assets to Total Assets	0.80%	0.93%	1.04%	0.98%	1.13%

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2018	2018	2018	2017	2017	2018	2017

Per Share Data

Basic Earnings Per Common Share	$0.34	$0.34	$0.30	$(0.09)	$0.24	$0.99	$0.82
Diluted Earnings Per Common Share	0.33	0.33	0.29	(0.08)	0.23	0.95	0.78
Dividends Per Common Share	0.08	0.08	0.06	0.06	0.06	0.22	0.17
Book Value Per Common Share	18.46	18.26	17.52	17.58	17.32	18.46	17.32
Tangible Book Value Per Common Share	15.30	15.07	13.90	16.72	16.03	15.30	16.03

Average Common Shares Outstanding	11,533,374	10,607,369	10,232,933	9,828,645	6,932,570	10,795,989	6,926,684
Average Diluted Shares Outstanding	11,993,734	11,064,638	10,578,755	10,174,467	7,315,352	11,256,349	7,309,466
End of Period Common Shares Outstanding	11,533,721	11,533,171	10,271,931	10,232,495	6,932,570	11,533,721	6,932,570

Annualized Performance Ratios

Return on Average Assets	0.94%	0.90%	0.77%	-0.26%	0.57%	0.87%	0.65%
Return on Average Equity	7.37%	7.75%	6.94%	-1.89%	5.61%	7.45%	6.51%
Net Interest Margin	4.05%	3.98%	3.97%	3.87%	3.82%	4.00%	4.06%
Net Interest Spread	3.70%	3.70%	3.75%	3.57%	3.56%	3.72%	3.84%
Efficiency Ratio	69.08%	70.81%	73.57%	74.32%	78.46%	71.11%	73.43%

Other Operating Expenses

Salaries and Employee Benefits	$7,190	$6,524	$6,704	$5,542	$5,559	$20,418	$15,940
Occupancy and Bank Premises	914	861	857	810	617	2,632	1,864
Depreciation and Amortization	417	407	422	338	351	1,246	1,119
Data Processing	395	355	410	392	385	1,160	1,145
FDIC Assessment Fees	221	331	393	235	202	945	568
Legal and Other Professional Fees	328	509	402	217	358	1,239	942
Advertising and Promotions	290	298	229	259	271	817	934
Utilities and Communications	294	269	272	248	242	835	733
Ad Valorem Shares Tax	321	322	322	309	165	965	495
Directors' Fees	93	92	159	83	76	344	317
Other Real Estate Owned Expenses and Write-Downs	-	7	2	7	4	9	43
Merger and Conversion Related Expenses	138	415	512	-	-	1,065	-
Other	1,269	1,635	1,260	1,268	984	4,164	2,994
Total Other Expenses	$11,870	$12,025	$11,944	$9,708	$9,214	$35,839	$27,094

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Quarter Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average	Interest		Average	Interest		Average	Interest
(Dollars in	Outstanding	Earned /	Average	Outstanding	Earned/	Average	Outstanding	Earned/	Average
thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,258,060	$17,777	5.65%	$1,212,977	$16,549	5.46%	$899,739	$11,433	5.08%
Securities Available for Sale	253,902	1,386	2.18%	263,108	1,414	2.15%	193,509	953	1.97%
Interest-Bearing Deposit in Other Banks	31,858	162	2.03%	29,204	128	1.75%	11,125	38	1.37%
Total Interest-Earning Assets	1,543,820	19,325	5.01%	1,505,289	18,091	4.81%	1,104,373	12,424	4.50%
Allowance for Loan Losses	(9,945)			(9,638)			(9,121)
Noninterest-Earning Assets	132,242			128,544			92,301
Total Assets	$1,666,117	$19,325		$1,624,195	$18,091		$1,187,553	$12,424

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,028,412	$3,127	1.22%	$1,014,520	$2,555	1.01%	$735,371	$1,665	0.91%
Advances from Federal Home Loan Bank ("FHLB")	85,000	506	2.38%	94,222	507	2.15%	65,710	182	1.11%
Other Borrowings	17,484	56	1.28%	16,220	53	1.31%	6,609	44	2.66%
Total Interest-Bearing Liabilities	1,130,896	3,689	1.30%	1,124,962	3,115	1.11%	807,690	1,891	0.94%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	315,111			306,042			253,866
Other Liabilities	8,479			5,427			6,068
Total Noninterest-Bearing Liabilities	323,590			311,469			259,934
Shareholders' Equity	211,631			187,764			119,929
Total Liabilities and Shareholders' Equity	$1,666,117			$1,624,195			$1,187,553

Net Interest Spread			3.70%			3.70%			3.56%
Net Interest Income		$15,636			$14,976			$10,533
Net Interest Margin			4.05%			3.98%			3.82%

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	For the Nine Months Ended September 30,
	2018			2017
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,216,395	$50,002	5.48%	$867,036	$34,972	5.38%
Securities Available for Sale	254,035	4,223	2.22%	197,759	2,872	1.94%
Interest-Bearing Deposit in Other Banks	32,899	417	1.69%	10,897	85	1.04%
Total Interest-Earning Assets	1,503,329	54,642	4.85%	1,075,692	37,929	4.70%
Allowance for Loan Losses	(9,516)			(8,545)
Noninterest-Earning Assets	141,209			98,178
Total Assets	$1,635,022	$54,642		$1,165,325	$37,929

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,022,982	$7,980	1.04%	$723,796	$4,514	0.83%
Advances from Federal Home Loan Bank ("FHLB")	84,777	1,387	2.18%	65,268	508	1.04%
Other Borrowings	18,478	163	1.18%	6,705	124	2.47%
Total Interest-Bearing Liabilities	1,126,237	9,530	1.13%	795,769	5,146	0.86%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	309,526			246,516
Other Liabilities	8,604			6,101
Total Noninterest-Bearing Liabilities	318,130			252,617
Shareholders' Equity	190,655			116,939
Total Liabilities and Shareholders' Equity	$1,635,022			$1,165,325

Net Interest Spread			3.72%			3.84%
Net Interest Income		$45,112			$32,783
Net Interest Margin			4.00%			4.06%

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2018	2018	2018	2017	2017

Tangible Common Equity
Total Shareholders' Equity	$212,961	$210,629	$179,994	$179,935	$120,059
Adjustments:
Goodwill	(32,427)	(32,552)	(32,816)	(6,824)	(6,824)
Core Deposit and Other Intangibles	(4,103)	(4,234)	(4,366)	(2,003)	(2,072)
Total Tangible Common Equity	$176,431	$173,843	$142,812	$171,108	$111,163

Tangible Assets
Total Assets	$1,678,195	$1,649,207	$1,587,713	$1,321,256	$1,213,831
Adjustments:
Goodwill	(32,427)	(32,552)	(32,816)	(6,824)	(6,824)
Core Deposit and Other Intangibles	(4,103)	(4,234)	(4,366)	(2,003)	(2,072)
Total Tangible Assets	$1,641,665	$1,612,421	$1,550,531	$1,312,429	$1,204,935

Common Shares Outstanding	11,533,721	11,533,171	10,271,931	10,232,495	6,932,570
Book Value Per Common Share	$18.46	$18.26	$17.52	$17.58	$17.32
Tangible Book Value Per Common Share	$15.30	$15.07	$13.90	$16.72	$16.03
Common Equity to Total Assets	12.69%	12.77%	11.34%	13.62%	9.89%
Tangible Common Equity to Tangible Assets	10.75%	10.78%	9.21%	13.04%	9.23%

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2018	2018	2018	2017	2017	2018	2017

Core Net Income
Net Income	$3,900	$3,638	$3,108	$(862)	$1,682	$10,646	$5,710
Adjustments (net of tax):
Sale of Participation Interest in Impaired Credit	-	-	-	-	(209)	-	(1,815)
Employee Share Awards-NASDAQ Listing	-	93	-	-	-	93	-
Gains/Losses on Former Bank Premises and Equipment	110	-	-	-	-	110	-
Acquisition-Related Expenses	419	347	457	129	-	1,223	-
Core Net Income	$4,429	$4,078	$3,565	$(733)	$1,473	$12,072	$3,895

Average Common Shares Outstanding	11,533,374	10,607,369	10,232,933	9,828,645	6,932,570	10,795,989	6,926,684
Average Diluted Shares Outstanding	11,993,734	11,064,638	10,578,755	10,174,467	7,315,352	11,256,349	7,309,466

Core Earnings Per Share - Basic	$0.38	$0.38	$0.35	$(0.07)	$0.21	$1.12	$0.56
Core Earnings Per Share - Diluted	$0.37	$0.37	$0.34	$(0.07)	$0.20	$1.07	$0.53

Total Quarterly / Year-to-Date Average Assets	$1,666,117	$1,624,195	$1,614,750	$1,303,175	$1,187,553	$1,635,022	$1,165,325
Total Quarterly / Year-to-Date Average Equity	$211,631	$187,764	$179,098	$182,905	$119,929	$190,655	$116,939

Core Return on Average Assets	1.06%	1.00%	0.88%	-0.22%	0.50%	0.98%	0.45%
Core Return on Average Equity	8.37%	8.69%	7.96%	-1.60%	4.91%	8.44%	4.44%

Core Efficiency Ratio	65.31%	67.67%	70.42%	73.33%	80.64%	67.75%	79.35%

Net Interest Income
Net Interest Income	$15,636	$14,976	$14,500	$11,589	$10,533	$45,112	$32,783
Adjustments:
Discount Accretion	268	342	385	545	441	995	3,591
Net Interest Income Excluding Loan Discount Accretion	$15,368	$14,634	$14,115	$11,044	$10,092	$44,117	$29,192

Total Average Interest-Earnings Assets	$1,543,820	$1,505,289	$1,460,878	$1,197,415	$1,104,373	$1,503,329	$1,075,692

Net Interest Margin Excluding Loan Discount Accretion	3.98%	3.89%	3.86%	3.69%	3.66%	3.91%	3.62%
Net Interest Spread Excluding Loan Discount Accretion	3.63%	3.61%	3.64%	3.39%	3.40%	3.63%	3.40%